SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): July 16, 2002
                                                      (July 16, 2002)

                              TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                0-10592                                   14-1630287
    ------------------------------------          ----------------------------
         (Commission File Number)             (IRS Employer Identification No.)


                  5 Sarnowski Drive, Glenville, New York 12302
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311
                                                           --------------

TrustCo Bank Corp NY


Item 5.           Other Events

                  Two press releases were issued on July 16, 2002, discussing second quarter results for 2002. Attached are the press releases labeled as exhibit 99(a) and 99(b).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.        Description
                           99(a)             One page press  release  dated
                                             July 16,  2002,  with second
                                             quarter  2002 results.



                           99(b) Press release dated July 16, 2002, with second quarter 2002 results.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 16, 2002

                                                   TrustCo Bank Corp NY
                                                   (Registrant)


                                                    By:/s/ Robert T. Cushing
                                                   ----------------------------
                                                       Robert T. Cushing
                                                       Vice President and
                                                       Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                                 Page
------------------         ------------------------------            --------
         99(a)             One page press release dated July 16,
                           2002, with second quarter 2002 results.       5

         99(b)             Press release dated July 16, 2002,
                           with second quarter 2002 results.           6-8

              Robert M. Leonard
             Vice President
             (518) 381-3693

Glenville, New York -- July 16, 2002

FOR IMMEDIATE RELEASE:

TrustCo Bank Corp NY
(dollars in thousands, except per share data)
                                          6/02                            6/01
Three Months Ended June 30:
         Net Income               $      12,571                          11,672
         Provision for Loan Losses          300                           1,120

Average Equivalent Shares Outstanding:
         Basic                       72,152,000                      71,197,000
         Diluted                     74,455,000                      73,595,000

         Net Income per Share:
         Basic                   $        0.174                           0.164
         Diluted                          0.169                           0.159
Six Months Ended June 30:
         Net Income                $     24,939                          22,970
         Provision for Loan Losses          820                           2,615

Average Equivalent Shares Outstanding:
         Basic                       71,967,000                      71,015,000
         Diluted                     74,371,000                      73,530,000

         Net Income per Share:
         Basic                $           0.347                           0.323
         Diluted                          0.335                           0.312

Period End:
Total Assets                      $   2,751,957                       2,471,801
Total Nonperforming Loans                 6,530                           9,334
Total Nonperforming Assets                6,798                          10,995
Allowance for Loan Losses                55,968                          56,944
Allowance as a Percentage
  of Total Loans                           3.68%                           3.76%

Note: All share and per share information is adjusted for the 15% stock split declared August, 2001.

                                                              News Release


                                                              NASDAQ-TRST


Contact: Robert M. Leonard
         Vice President
         518-381-3693


FOR IMMEDIATE RELEASE:


                          TrustCo Announces Record High
                  Second Quarter and Year to Date 2002 Results

Glenville, New York - July 16, 2002

TrustCo Bank Corp NY (TrustCo, NASDAQ:TRST) announced that it achieved record quarterly results for the second quarter of 2002 and for the first six months of the year. The 2002 results reflect strong performance with respect to earning assets, recurring non-interest income, and operating efficiencies. The performance for the first half of 2002 resulted in TrustCo attaining a return on average equity of 26.81% in 2002. Making the announcement was Robert A. McCormick, Chairman, President, and Chief Executive Officer.

Net income for the second quarter of 2002 was $12.6 million, or $0.169 diluted earnings per share, compared to $11.7 million, or $0.159 diluted earnings per share for the second quarter of 2001. The second quarter results reflect an increase of 7.7% in net income and 6.3% in diluted earnings per share over the comparable period in 2001.

Year to date results reflect significant increases in both net income and diluted earnings per share between 2001 and 2002. For the six months ended June 30, 2002 net income was $24.9 million and diluted earnings per share were $0.335, compared to net income of $23.0 million and diluted earnings per share of $0.312 for the comparable six month period in 2001. The six month results reflect an increase of 8.6% in net income and 7.4% in diluted earnings per share for 2002 compared to the same six month period in 2001.

Commenting on the results for 2002 Mr. McCormick noted, "The current quarter and the year to date 2002 results are tremendous, and set the stage for continued growth into the second half of this year. These record results are the product of executing several initiatives at TrustCo to strengthen asset quality, and reduce operating expenses."

For the quarter, average earning assets increased from $2.36 billion in 2001 to $2.61 billion in 2002, an increase of 10.4%. Likewise recurring non-interest income increased from $5.4 million in 2001 to $5.8 million in 2002, an increase of 7.7%. Mr. McCormick noted, "We have worked very hard at identifying opportunities to increase our earning assets and recurring non-interest income. I believe our record 2002 results reflect the successes that we have had to date. In addition, our branch expansion program continues to introduce the TrustCo product line to new communities. In the second quarter we opened offices in Bennington, VT, Elmsford (Westchester County), N.Y., Ballston Spa, N.Y. and Scotia, N.Y. Later this year we will open offices in Poughkeepsie and Fishkill in Dutchess County along with an office in Pomona (Rockland County). We are excited at the opportunities available to expand, and we are delighted by the reception we have received in all the new communities that we are serving."

Expense controls are a cornerstone of the operating philosophy of TrustCo. For the second quarter of 2002 TrustCo had an operating efficiency ratio of 37.13% and 37.54% for the six months results. This compares to the operating efficiency ratio for 2001's second quarter of 39.95% and the six months results of 39.76%. "A consistent element of our strategy is to expand the value of the TrustCo franchise while at the same time maintaining our operating cost at levels that place us among the most efficient banking operations in the country. For the second quarter, our operating efficiency ratio of 37.13% which places TrustCo as a world class leader in expense controls", noted Mr. McCormick.

The single most important ratio for measuring the performance of TrustCo continues to be return on average equity. The second quarter return on average equity was 26.65% for 2002 compared to 26.13% for 2001. The target return on equity for 2002 is 26% and Mr. McCormick noted, "We are well on our way to achieving our 2002 return on equity goals."

Asset quality indicators continued to be strong during the quarter with non-performing assets as a percentage of total assets decreasing from 0.44% at June 30, 2001 to 0.25% at June 30, 2002. The allowance for loan losses is $56.0 million at June 30, 2002 and represents 3.68% of loans outstanding.

TrustCo Bank Corp NY is a $2.8 billion bank holding company and through its two subsidiary banks, TrustCo Bank, National Association and TrustCo Savings Bank, operates 60 offices in Albany, Columbia, Greene, Montgomery, Rensselaer, Saratoga, Schenectady, Schoharie, Warren, Washington, and Westchester Counties in New York and Bennington County in Vermont. In addition, the bank operates a full service Trust Department that has $1.07 billion of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commision filings may express "forward looking statements." Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward looking statements.



TRUSTCO BANK CORP NY
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                                        Three Months Ended
                                                                      06/30/2002             03/31/2002               06/30/2001
Summary of operations
   Net interest income (TE)                                              $25,669                $25,719                  $25,257
   Provision for loan losses                                                 300                    520                    1,120
   Net securities transactions                                             1,904                  1,868                    2,067
   Noninterest income                                                      5,831                  4,885                    5,414
   Noninterest expense                                                    13,717                 12,393                   12,940
   Net income                                                             12,571                 12,368                   11,672

Per common share (1)
   Net income per share:
          - Basic                                                          0.174                  0.172                    0.164
          - Diluted                                                        0.169                  0.166                    0.159
   Cash dividends                                                          0.150                  0.150                    0.130
   Tangible Book value at period end                                        3.00                   2.89                     2.83
   Market price at period end                                              13.17                  12.91                    11.61

At period end
   Full time equivalent employees                                            468                    457                      479
   Full service banking offices                                               60                     57                       57

Performance ratios
   Return on average assets                                                 1.85 %                 1.91                     1.90
   Return on average equity (2)                                            26.65                  26.99                    26.13
   Efficiency (3)                                                          37.13                  37.95                    39.95
   Net interest spread (TE)                                                 3.58                   3.69                     3.77
   Net interest margin (TE)                                                 3.94                   4.07                     4.28
   Dividend payout ratio                                                   86.16                  87.36                    79.38

Capital ratios at period end (4)
   Total equity to assets                                                   6.92                   7.01                     7.28
   Tier 1 risk adjusted capital                                            13.57                  13.36                    13.43
   Total risk adjusted capital                                             14.86                  14.65                    14.72

Asset quality analysis at period end
   Nonperforming loans to total loans                                       0.43 %                 0.53                     0.62
   Nonperforming assets to total assets                                     0.25                   0.31                     0.44
   Allowance for loan losses to total loans                                 3.68                   3.71                     3.76
   Coverage ratio (5)                                                        8.6 X                 7.0 X                    6.1 X

(1)  All share and per share information is adjusted for the 15% stock split declared August, 2001.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE income/expense,goodwill amortization and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.



CONSOLIDATED BALANCE SHEETS
(dollars in thousands)


                                                                    06/30/2002           12/31/2001               06/30/2001


ASSETS

  Loans, net                                                        $1,463,872            1,499,483                1,456,281
  Securities available for sale                                        616,680              587,100                  604,457
  Federal funds sold and other short term investments                  538,491              338,452                  277,292
                                                                -----------------------------------------------------------------

     Total earning assets                                            2,619,043            2,425,035                2,338,030

  Cash and due from banks                                               48,852               60,121                   44,370
  Bank premises and equipment                                           19,211               18,312                   19,135
  Other assets                                                          64,851               75,153                   70,266
                                                                -----------------------------------------------------------------

     Total assets                                                   $2,751,957            2,578,621                2,471,801
                                                                =================================================================

LIABILITIES
  Deposits:
     Demand                                                           $198,165              195,390                  188,223
     Interest-bearing checking                                         305,687              295,514                  276,909
     Savings                                                           714,405              649,081                  614,371
     Money Market                                                      127,157               75,620                   62,558
     Certificates of deposit > $100 thou                               120,522              128,887                  131,209
     Other time deposits                                               766,642              748,414                  737,425
                                                               -----------------------------------------------------------------

       Total deposits                                                2,232,578            2,092,906                2,010,695

  Short-term borrowings                                                237,886              218,219                  204,522
  Long-term debt                                                           516                  624                      770
  Other liabilities                                                     63,767               61,045                   54,780
                                                               -----------------------------------------------------------------

     Total liabilities                                               2,534,747            2,372,794                2,270,767

SHAREHOLDERS' EQUITY                                                   217,210              205,827                  201,034
                                                               -----------------------------------------------------------------

     Total liabilities and
       shareholders' equity                                         $2,751,957            2,578,621                2,471,801
                                                              =================================================================

Number of common shares
  outstanding, in thousands                                             72,173               71,306                   70,962



CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                                     Three Months Ended
                                                                     06/30/2002           03/31/2002               06/30/2001

Interest income
     Loans                                                               28,275              $28,720                   29,747
     Investments                                                          8,399                8,466                    9,459
     Federal funds sold and other short term investments                  2,278                1,877                    3,251
                                                                 -----------------------------------------------------------------

          Total interest income                                          38,952               39,063                   42,457

Interest expense
     Deposits                                                            14,259               14,287                   16,858
     Borrowings                                                             848                  865                    1,904
                                                                -----------------------------------------------------------------

          Total interest expense                                         15,107               15,152                   18,762
                                                                -----------------------------------------------------------------

          Net interest income                                            23,845               23,911                   23,695

Provision for loan losses                                                   300                  520                    1,120
                                                               -----------------------------------------------------------------

          Net interest income after
            provision for loan losses                                    23,545               23,391                   22,575

Net securities transactions                                               1,904                1,868                    2,067
Noninterest income                                                        5,831                4,885                    5,414
Noninterest expense                                                      13,717               12,393                   12,940
                                                               -----------------------------------------------------------------

Income before income taxes                                               17,563               17,751                   17,116
Income tax expense                                                        4,992                5,383                    5,444
                                                               -----------------------------------------------------------------

Net income                                                              $12,571              $12,368                   11,672
                                                                =================================================================


Net income per share:
          - Basic                                                        $0.174               $0.172                    0.164
          - Diluted                                                      $0.169                0.166                    0.159

Avg equivalent shares outstanding, in thousands:
          - Basic                                                        72,152               71,779                   71,197
          - Diluted                                                      74,455               74,288                   73,595
                                                                =================================================================




CONSOLIDATED AVERAGE BALANCE SHEETS
(in thousands)

                                                                                Three Months Ended
                                                              06/30/2002           03/31/2002               06/30/2001

Total assets                                                  $2,720,741            2,631,144                2,468,867
Shareholders' equity                                            $213,899              209,475                  200,537
Total loans                                                   $1,526,323            1,536,995                1,501,101
Interest earning assets                                       $2,605,561            2,514,088                2,359,920
Interest-bearing liabilities                                  $2,259,223            2,178,121                2,037,190


                                      ###